UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2010

COGDELL SPENCER INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32649	20-3126457
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4401 Barclay Downs Drive, Suite 300 Charlotte, North Carolina	28209
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 940-2900

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 30, 2010, Cogdell Spencer Inc. (the “Company”) and Cogdell Spencer LP (the “Operating Partnership”) notified James W. Cogdell, the Executive Chairman of the Board of Directors of the Company and Executive Officer of the Operating Partnership, that his employment agreement, the term of which expires on November 1, 2011, will not be renewed. The Company anticipates that in connection with the non-renewal of his employment agreement, Mr. Cogdell will receive the approximate amounts and components of compensation described under Executive Compensation in the Company’s Definitive Proxy Statement filed on March 19, 2010.

In addition, on December 31, 2010, Mr. Cogdell’s employment agreement was amended to address certain technical requirements under Section 409A of the Internal Revenue Code, including to (1) include savings language under Section 409A of the Internal Revenue Code and (2) change the three year period of continuing health benefits under the original employment agreement to 18 months with an additional payment in lieu of the otherwise reduced health benefits in the event of non-renewal of the employment agreement by the Company. The foregoing description is qualified in its entirety by reference to the Amendment to Employment Agreement, dated December 31, 2010, by and between the Company and James W. Cogdell, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number	Description

Exhibit 10.1	Amendment to Employment Agreement, by and between Cogdell Spencer Inc. and James W. Cogdell, dated December 31, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGDELL SPENCER INC.

January 5, 2011	/s/ Raymond W. Braun

Raymond W. Braun
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Amendment to Employment Agreement, by and between Cogdell Spencer Inc. and James W. Cogdell, dated December 31, 2010.